Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Tax-Advantaged Total Return Strategy Fund
333-110818
811-21471

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement and new sub-advisory agreements, and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

Voting results for the new investment management agreement and the new sub-advisory agreements are as follows:

To approve a
new investmen
t management
agreement

 Common and
Preferred shares
 voting together
 as a class



   For

                       7,205,947

   Against

                          259,280

   Abstain

                          227,146

   Broker Non-
Votes

                       1,790,424

      Total

                       9,482,797




To approve a
new sub-
advisory
agreement
between
Nuveen Asset
Management
and NWQ
Investment
Management
Company, LLC



   For

                       7,167,569

   Against

                          283,128

   Abstain

                          241,676

   Broker Non
-Votes

                       1,790,424

      Total

                       9,482,797





To approve a
new sub-
advisory
agreement
between
Nuveen Asset
Management
and Symphony
Asset
Management
LLC



   For

                       7,161,412

   Against

                          289,003

   Abstain

                          241,958

   Broker Non
-Votes

                       1,790,424

      Total

                       9,482,797

   For

                       7,205,947

   Against

                          259,280

   Abstain

                          227,146

   Broker Non-
Votes

                       1,790,424

      Total

                       9,482,797




Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013081.